Exhibit 32.1

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Quarterly Report of Berry Petroleum Company (the "Company") on Form 10-Q/A for the period ending March 31, 2004 (the 'Report') for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the 'Exchange Act') and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Robert F. Heinemann, President and Chief Executive Officer of Berry Petroleum Company (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods presented in the condensed financial statements in this report.

/s/ Robert F. Heinemann
Robert F. Heinemann
President and
Chief Executive Officer
August 9, 2004

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